Re: Questions 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2,
74V1 and 74V2

The HSBC Investor Funds offer Class Shares as seen within the breakout of total income distributions, NAV, income distributions per share and shares outstanding below.

        Aggressive Growth Strategy Fund
        Conservative Growth Strategy Fund
        Growth Strategy Fund
        Moderate Growth Strategy Fund

Within the N-SAR, the total income dividends (72DD1 and 72DD2) and number of shares (74U1 and 74U2) presented have been combined as follows:
        72DD1-74U1  Class A, Class D and
			Class Y Shares, where applicable
        72DD2-74U2  Class B, Class C and
			Class I Shares, where applicable


The following is a class breakout of the total income distributions (000's), NAVs,income distributions per share and shares outstanding(000's) at April 30, 2009:

 	Total Income 		Income	Shares
	Distributions 		Distributions	Outstanding
	(000s)	NAV	per share	(000s)

Class A Shares
Aggressive Growth Strategy Fund	-	8.35	-	534
Conservative Growth Strategy Fund	37	8.83	0.07	535
Growth Strategy Fund	140	8.58	0.09	1,512
Moderate Growth Strategy Fund	95	8.62	0.06	1,598
California Tax-Free Fund	-	1.00	-	261
Core Plus Fixed Income Fund	194	9.40	0.23	803
Growth Fund	-	10.75	-	1,403
Int Duration Fixed Income Fund	32	9.23	0.17	194
Mid Cap Fund	-	4.80	-	723
Prime Money Market Fund	970	1.00	-	307,458
NY Tax-Free Bond Fund	442	10.87	0.20	2,169
NY Tax-Free Money Market Fund	76	1.00	-	37,016
Opportunity Fund	-	6.32	-	1,297
Overseas Equity Fund	374	3.15	0.49	1,667
U.S. Government Money Market Fund	790	1.00	-	631,405
U.S. Treasury Money Market Fund	241	1.00	-	493,976
Value Fund	91	8.45	0.06	1,374

Class B Shares
Aggressive Growth Strategy Fund	-	8.10	-	384
Conservative Growth Strategy Fund	19	8.75	0.04	496
Growth Strategy Fund	8	8.59	0.01	1,078
Moderate Growth Strategy Fund	43	8.62	0.03	1,383
Core Plus Fixed Income Fund	31	9.41	0.20	133
Growth Fund	-	9.99	-	235
Int Duration Fixed Income Fund	19	9.25	0.13	128
Mid Cap Fund	-	4.34	-	389
Prime Money Market Fund	-	1.00	-	393
NY Tax-Free Bond Fund	63	10.86	0.16	360
NY Tax-Free Money Market Fund	-	1.00	-	21
Opportunity Fund	-	5.35	-	227
Overseas Equity Fund	63	2.77	0.38	338
U.S. Government Money Market Fund	-	1.00	-	92
U.S. Treasury Money Market Fund	-	1.00	-	168
Value Fund	2	8.06	0.02	65

Class C Shares
Aggressive Growth Strategy Fund	-	8.09	-	39
Conservative Growth Strategy Fund	2	8.99	0.04	50
Growth Strategy Fund	2	8.62	0.09	146
Moderate Growth Strategy Fund	5	8.41	0.03	154
California Tax-Free Fund	-	1.00	-	-
Core Plus Fixed Income Fund	2	9.38	0.20	11
Growth Fund	-	10.05	-	7
Int Duration Fixed Income Fund	3	9.25	0.13	22
Mid Cap Fund	-	4.39	-	2
Prime Money Market Fund	483	1.00	-	246,378
NY Tax-Free Bond Fund	7	10.90	0.16	45
NY Tax-Free Money Market Fund	-	1.00	-	-
Opportunity Fund	-	5.45	-	35
Overseas Equity Fund	3	3.00	0.39	18
U.S. Government Money Market Fund	-	1.00	-	126
U.S. Treasury Money Market Fund	1	1.00	-	4,733
Value Fund	-	8.12	0.02	7

Class D Shares
California Tax-Free Fund	72	1.00	-	67,854
Prime Money Market Fund	10,087	1.00	-	2,413,852
NY Tax-Free Money Market Fund	1,369	1.00	-	469,113
Tax-Free Money Market Fund	253	1.00	-	80,768
U.S. Government Money Market Fund	2,130	1.00	-	919,655
U.S. Treasury Money Market Fund	549	1.00	-	1,021,227

Class I Shares
Growth Fund	-	10.83	-	3,178
Int Duration Fixed Income Fund	186	9.25	0.18	993
Mid Cap Fund	-	4.94	-	1,456
Prime Money Market Fund	25,868	1.00	-	7,224,762
NY Tax-Free Bond Fund	293	10.87	0.21	1,344
Tax-Free Money Market Fund	-	1.00	-	-
U.S. Government Money Market Fund	20,090	1.00	-	7,917,029
U.S. Treasury Money Market Fund	4,142	1.00	-	3,504,619
Value Fund	137	8.43	0.07	1,674

Class Y Shares
California Tax-Free Fund	31	1.00	-	5,715
Prime Money Market Fund	8,155	1.00	0.01	1,304,228
NY Tax-Free Money Market Fund	1,300	1.00	-	443,013
Tax-Free Money Market Fund	585	1.00	-	141,902
U.S. Government Money Market Fund	13,272	1.00	-	3,190,550
U.S. Treasury Money Market Fund	684	1.00	-	1,104,945